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                                                                   EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the following registration statements on Form S-3 of Williams Holdings of Delaware, Inc. and in the related prospectuses of our report dated February 26, 1999, except for Note 20, as to which the date is March 18, 1999, with respect to the consolidated financial statements and schedule of Williams Holdings of Delaware, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.

          Form S-3:  Registration No. 333-20927
                     Registration No. 333-24683
                     Registration No. 333-35097

                                                               ERNST & YOUNG LLP

Tulsa, Oklahoma
March 26, 1999